UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2015 (May 18, 2015)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective May 18, 2015, Eric Helenek was appointed to the Board of Directors (the “Board”) to fill a vacancy on the Board.

Mr. Helenek accepted the foregoing appointment pursuant to an offer letter from the registrant dated May 18, 2015, which provides for an option under the registrant’s 2013 Equity Award Incentive Plan (the “Incentive Plan”) to purchase 300,000 shares of the registrant’s common stock, par value $0.0001 per share, at an exercise price equal to the per share closing price on May 18, 2015, being the fair market value on such date.  In addition, Mr. Helenek will be entitled to reimbursement for reasonable travel expenses incurred to attend meetings of the Board, as well as to indemnity in his capacity as a director.  Mr. Helenek is also entitled to an annual director’s fee of $40,000.

In connection with the option provided by the offer letter, the registrant and Mr. Helenek entered into a stock option agreement.  The agreement provides for 1/4 of the total number of shares to vest after twelve months and 1/48 of the total number of shares to vest each month commencing on the one year anniversary of the offer letter.

Copies of the foregoing offer letter and stock option agreement are attached hereto as Exhibits 99.1 and 99.1(a).

Mr. Helenek brings over 17 years of banking and capital markets experience. Since 2013, Mr. Helenek has been a Managing Director at Cowen & Company’s Capital Markets Group, where he is responsible for equity and equity-linked financing transactions for growth companies. Previously Mr. Helenek held similar positions at Lazard Frères, Piper Jaffray and SG Cowen.

The Board concluded that Mr. Helenek’s background in investment banking including experience negotiating and managing public debt and equity capital raises made his appointment to the Board appropriate. Further, Mr. Helenek possesses financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

There is no family relationship between Mr. Helenek and any of the registrant’s current directors, executive officers or persons nominated or charged to become directors or executive officers, or those of the registrant’s subsidiary.  There are no transactions between the registrant and Mr. Helenek that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 19, 2015, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2, and the information in Exhibit 99.2 is incorporated herein by reference.

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Item 9.01	Financial Statement and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Offer Letter from the registrant to Eric Helenek dated as of May 18, 2015
99.1(a)	Stock Option Agreement between the registrant and Eric Helenek
99.2	Press Release dated May 19, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	May 21, 2015	(Registrant)

		By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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